Exhibit 99.1

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 combine the historical statement of operations of ITHAX and the historical consolidated statement of operations of Mondee for such period on a pro forma basis as if the Business Combination, the PIPE Financing, the ITHAX public share redemption, the settlement of the related party loan receivable and the transactions contemplated by the Business Combination Agreement had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination, the PIPE Financing, the ITHAX public share redemption, the settlement of the related party loan receivable and the transactions contemplated by the Business Combination Agreement has been prepared for informational purposes only. The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the post-combination company. The transaction accounting adjustments are based on the information currently available. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
(Amounts in thousands)	Pro Forma Combined	Pro Forma Combined
Statement of Operations Data
Revenues	$37,653	$93,194
Operating expenses	$41,667	$117,386
Loss from operations	$(4,014)	$(24,192)
Other income (expense), net	$(3,851)	$(15,183)
Net loss	$(7,919)	$(39,698)

As of March 31, 2022
(Amounts in thousands)	Pro Forma Combined
Balance Sheet Data
Total current assets	$102,219
Total assets	$244,249
Total current liabilities	$63,759
Total liabilities	$250,450
Total stockholders’ equity	$(6,201)

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED PER SHARE FINANCIAL INFORMATION

The following table sets forth the per share data of each of ITHAX and Mondee on a stand-alone basis and the unaudited pro forma combined per share data for the three months ended March 31, 2022, after giving effect to the Business Combination, the PIPE Financing, the ITHAX public share redemption, as well as the settlement of a related party loan receivable immediately upon completion of the Business Combination with an aggregate commitment amount of $150.0 million and the transactions contemplated by the Business Combination Agreement.

In addition, the related party loan receivable was settled upon the consummation of the Business Combination by delivery of New Mondee Common Stock and through the acquisition of Metaminds Technologies Pvt. Ltd and Metaminds Software Solutions Ltd, corporations limited by shares organized under the laws of India, and Metaminds Global Solutions Inc. (“Metaminds”). This information should be read together with “Certain Relationships and Related Person Transactions Prior to the Business Combination - Metaminds Services Agreement.” Management is currently evaluating the impact of this transaction.

As such, the unaudited pro forma condensed combined financial information has been prepared on the assumption that the related party loan receivable is fully settled upon consummation of the Business Combination by delivery of New Mondee Common Stock. For further information on the related party loan receivable see, “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”

Additionally, the Company renegotiated its repayment terms with TCW, that includes issuance of Class G units of Mondee Holdings LLC and deferral of interest and principal payments subsequent to consummation of the Business Combination. This information should be read together with “Management Discussion and Analysis -Liquidity and Capital Resources” for additional details on the amendment. Management is currently evaluating the impact of the amendment.

The unaudited pro forma net loss information for the three months ended March 31, 2022 and for the year ended December 31, 2021, was computed as if the Business Combination, the PIPE Financing, the ITHAX public share redemption, the settlement of the related party loan receivable and the transactions contemplated by the Business Combination Agreement had been consummated on January 1, 2021.

You should read the information in the following table in conjunction with the summary historical financial information summary included in the Proxy Statement/Prospectus and the historical financial statements of ITHAX and Mondee and related notes that are included in the Proxy Statement/Prospectus. The unaudited ITHAX and Mondee pro forma condensed combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in the Proxy Statement/Prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined loss per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of ITHAX and Mondee would have been had the companies been combined during the periods presented.

(Amounts in thousands except share and per share amounts)	ITHAX (Historical)	Mondee (Historical)(2)	Pro Forma Condensed Combined
For the Three Months Ended March 31, 2022
Book (deficit) value per share(1)	(0.49)	(33,965,000)	(0.08)
Net Income (Loss)	$433	$(6,991)	$(7,919)
Shares outstanding	30,862,500	1	73,132,868
Net income (loss)(2)	$0.01	$(6,991,000)	$(0.11)

(1)	The ITHAX and Mondee historical book values per share as of March 31, 2022 are computed by dividing the total stockholders’ equity (deficit) balance by the number of common stock shares outstanding at the end of the period. The unaudited pro forma condensed combined book value per share of New Mondee after the consummation of the Business Combination, is computed by dividing total unaudited pro forma stockholders’ equity by the unaudited pro forma number of common shares outstanding at the end of the period.
(2)	Net loss per share of the historical and unaudited pro forma condensed combined company is computed by dividing the historical or unaudited pro forma net loss available to stockholders by the historical or unaudited pro forma number of shares of common stock outstanding over the period.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included in the Proxy Statement/Prospectus. In this section, the financial information presented for Mondee is that of Mondee Holdings II, Inc., a Delaware corporation.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 requires pro forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional pro forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

ITHAX and Mondee are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the PIPE Investment, are referred to herein as “New Mondee.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2022, combines the historical consolidated balance sheet of ITHAX and the historical consolidated balance sheet of Mondee on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2022.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 combines the historical consolidated statements of operations of ITHAX and Mondee on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented:

•	The Business Combination of ITHAX with and into Mondee, with Mondee surviving such Business Combination as a wholly owned subsidiary of New Mondee;
•	The PIPE Financing and related adjustment;
•	The redemption of 23,311,532 shares of ITHAX from ITHAX public shareholders who elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $233,586;
•	The settlement of a related party loan receivable immediately upon completion of the Business Combination by the delivery of New Mondee Common Stock;
•	All outstanding shares of Mondee common stock were cancelled and converted in to shares of New Mondee using a conversion ratio calculated in accordance with the terms of the Business Combination Agreement, and certain shareholders have received the contingent right to receive Earn-Out Shares based on specified terms in the Earn-Out agreement; and
•	All outstanding ITHAX Class A (after the redemption described above) and Class B ordinary shares were cancelled and converted into shares of common stock of New Mondee.

The historical financial information of ITHAX was derived from the audited consolidated financial statements of ITHAX as of and for the year ended December 31, 2021, as well as the unaudited condensed consolidated financial statements of ITHAX for the three months ended March 31, 2022, included in the Proxy Statement/Prospectus. The historical financial information of Mondee was derived from the audited consolidated financial statements of Mondee as of and for the year ended December 31, 2021, as well as the unaudited condensed consolidated financial statements of Mondee for the three months ended March 31, 2022, included in the Proxy Statement/Prospectus. This information should be read together with ITHAX’s and Mondee’s audited financial statements and related notes, the sections titled “ITHAX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Mondee’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Mondee’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of New Mondee. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments after recording actual redemptions totaling 23,311,532 shares of ITHAX represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, ITHAX is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Mondee issuing shares for the net assets of ITHAX, accompanied by a recapitalization. The net assets of ITHAX is recognized at historical cost, with no goodwill or other intangible assets recorded.

This unaudited condensed combined pro forma balance sheet represents the scenario in which the outstanding principal and interest on the related party loan receivable is settled by the delivery of New Mondee Common Stock equal to the fair market value of the obligation to Mondee Inc. in full satisfaction of the outstanding principal and interest immediately upon consummation of the Business Combination. The transaction accounting adjustment of $22,181 will have an impact reducing the related party loan receivable and increasing the Treasury Stock of New Mondee.

Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2022

(in thousands, except share and per share amounts)

	ITHAX (Historical)	Mondee (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$231	$16,590	$50,027	3(a)	$66,848
Restricted cash	—	—	—		—
Restricted short-term investments	—	8,497	—		8,497
Trade accounts receivable	—	17,442	—		17,442
Contract assets	—	6,504	—		6,504
Prepaid and other current assets	50	5,133	(2,255)	3(i)	2,928
Total current assets	281	54,166	47,772		102,219
Property and equipment, net	—	9,363	—		9,363
Investments held in Trust Account	241,608	—	(241,608)	3(a)(1)	—
Goodwill	—	66,420	—		66,420
Intangible assets, net	—	62,123	—		62,123
Loan receivable from related parties	—	22,181	(22,181)	3(h)	—
Operating lease right-of-use-assets	—	2,355	—		2,355
Other non-current assets	—	1,769	—		1,769
Total assets	$241,889	$218,377	$(216,017)		$244,249
Liabilities and stockholders' (deficit) equity
Accounts payable	$—	$30,011	$—		$30,011
Amounts payable to related parties	—	1,974	—		1,974
Paycheck Protection Program (PPP) and other government loans, current portion	—	477	—		477
Accrued expenses and other current liabilities	95	13,625	(2,095)	3(g)	11,625
Deferred revenue	—	6,406	—		6,406
Long term debt, current portion	—	13,266	—		13,266
Total current liabilities	95	65,759	(2,095)		63,759
Deferred income taxes	—	558	—		558
Loan payable to related parties	—	194	—		194
PPP and other government loans	—	1,788	—		1,788
Long term debt excluding current portion	—	166,111	—		166,111
Deferred revenue excluding current portion	—	13,583	—		13,583
Operating lease liabilities	—	1,774	—		1,774
Other long-term liabilities	—	2,575	—		2,575
Deferred legal fee	1,941	—	(1,941)	3(g)	—
Deferred printer fee	212	—	(212)	3(g)	—
Warrant liability	3,972	—	(3,864)	3(e)(2)	108
Deferred underwriting fee	9,083	—	(9,083)	3(a)(4)	—
Total liabilities	15,303	252,342	(17,195)		250,450
Common stock subject to possible redemption	241,608	—	(241,608)	3(b)	—
ITHAX Class A Ordinary Shares	1	—	(1)	3(c)	—
ITHAX Class B Ordinary Shares	6	—	(6)	3(c)(2)	—
New Mondee Common Stock	—	—	52	3(d)	52
Treasury Stock	—	—	(22,181)	3(j)	(22,181)
Additional paid-in capital	—	163,545	53,465	3(e)	217,010
Accumulated other comprehensive income (loss)	—	(502)	—		(502)
Retained earnings (accumulated deficit)	(15,029)	(197,008)	11,457	3(f)	(200,580)
Total stockholders' (deficit) equity	(15,022)	(33,965)	42,786		(6,201)
Total liabilities and stockholders' (deficit) equity	$241,889	$218,377	$(216,017)		$244,249

Unaudited Pro Forma Condensed Combined Statement of Operations For the Three Months Ended March 31, 2022

(in thousands, except share and per share amounts)

	ITHAX (Historical)	Mondee (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$37,653	$—		$37,653
Operating expenses
General and administrative expenses	2,305	2,440	—		4,745
Sales and other expenses	—	2,824	85	3(k)	2,909
Marketing expenses	—	23,171	—		23,171
Personnel expenses, including stock based compensation	—	5,572	940	3(k)	6,512
Information technology expenses	—	1,306	—		1,306
Provision for doubtful accounts receivable and contract assets	—	207	—		207
Depreciation and amortization	—	2,817	—		2,817
Total operating expenses	2,305	38,337	1,025		41,667
Loss from operations	(2,305)	(684)	(1,025)		(4,014)
Interest income	7	127	(127)	3(n)	7
Interest expense	—	(6,229)	—		(6,229)
Gain on extinguishment of PPP loan	—	—	—		—
Other income (expense)	2,731	(151)	(209)	3(m)	2,371
Loss before income taxes	433	(6,937)	(1,361)		(7,865)
Provision from income taxes	—	(54)	—		(54)
Net income (loss)	433	(6,991)	(1,361)		(7,919)
Other comprehensive income (loss)	—	(229)	—		(229)
Total comprehensive income (loss)	$433	$(7,220)	$(1,361)		$(8,148)
Basic and diluted income (loss) per share, Class A Ordinary shares subject to possible redemption	$0.01	$—	$—		$—
Weighted average shares outstanding, Class A Ordinary shares subject to possible redemption	24,150,000	—	—		—
Basic and diluted income (loss) per share, Non-redeemable Ordinary shares	$0.01	$—	$—		$—
Weighted average shares outstanding, Non-redeemable Ordinary shares	6,712,500	—	—		—
Basic and diluted income (loss) per share	N/A	N/A	$—		$(0.11)
Weighted average shares outstanding, basic and diluted	N/A	N/A	—		73,132,868	3(l)

Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2021

(in thousands, except share and per share amounts)

	ITHAX (Historical)	Mondee (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$93,194	$—		$93,194
Operating expenses
General and administrative expenses	834	7,455	—		8,289
Sales and other expenses	—	11,165	92	3(k)	11,257
Marketing expenses	—	54,611	—		54,611
Personnel expenses, including stock based compensation	—	23,422	1,014	3(k)	24,436
Information technology expenses	—	4,058	—		4,058
Provision for doubtful accounts receivable and contract assets	—	1,874	—		1,874
Depreciation and amortization	—	12,861	—		12,861
Total operating expenses	834	115,446	1,106		117,386
Loss from operations	(834)	(22,252)	(1,106)		(24,192)
Interest income	100	505	(607)	3(n)	(2)
Interest expense	—	(23,683)	—		(23,683)
Gain on extinguishment of PPP loan	—	5,869	—		5,869
Other income (expense)	4,045	979	(2,391)	3(o)	2,633
Loss before income taxes	3,311	(38,582)	(4,104)		(39,375)
Provision from income taxes	—	(323)	—		(323)
Net income (loss)	3,311	(38,905)	(4,104)		(39,698)
Other comprehensive income (loss)	—	(311)	—		(311)
Total comprehensive income (loss)	$3,311	$(39,216)	$(4,104)		$(40,009)
Basic and diluted income (loss) per share, Class A Ordinary shares subject to possible redemption	$0.12	$—	$—		$—
Weighted average shares outstanding, Class A Ordinary shares subject to possible redemption	22,098,904	—	—		—
Basic income (loss) per Ordinary share, Class A and Class B Ordinary shares	$0.12	$—	$—		$—
Weighted average shares outstanding, Class A Ordinary shares	6,588,288	—	—		—
Diluted income (loss) per Ordinary share, Class A and Class B Ordinary shares	$0.12	$—	$—		$—
Weighted average shares outstanding, Diluted Class A and Class B Ordinary shares	6,655,171	—	—		—
Basic and diluted income (loss) per share	N/A	N/A	$—		$(0.54)
Weighted average shares outstanding, basic and diluted	N/A	N/A	—		73,145,568	3(l)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Business Combination

On December 20, 2021, ITHAX entered into a Business Combination Agreement by and among Merger Sub I, LLC (“Merger Sub I”), Ithax Merger Sub II, LLC (“Merger Sub II”) and Mondee, with the Business Combination being consummated on July 18, 2022.

Upon the closing of the Business Combination, subject to the terms and conditions contained in the Business Combination Agreement, ITHAX has acquired a minority interest in New Mondee, and the existing Mondee Shareholders in the aggregate, own a majority voting interest in New Mondee. Following the closing, the Company has changed its name to Mondee Holdings, Inc.

At the effective time of the Business Combination (the “Effective Time”), by virtue of the Business Combination and without any action on the part of ITHAX, Merger Sub I, Merger Sub II and New Mondee or the holders of any of New Mondee’s securities:

a)	each Mondee Common Share that is issued and outstanding immediately prior to the Effective Time was converted into the right to receive the number of shares of Common Stock of the New Mondee equal to the Exchange Ratio (defined as the Closing Merger Consideration divided by Mondee outstanding shares), rounded down to the nearest whole share, for a total of 60,800,000 shares of New Mondee Common Stock (defined as the Merger Consideration), plus the contingent right of certain shareholders to receive the Earn-Out Consideration following the closing of the Business Combination (as defined in greater detail below);

b)	all shares of common stock of Mondee held in treasury of Mondee and all shares of Mondee common stock owned by any direct or indirect wholly owned subsidiary of Mondee immediately prior to the Business Combination was cancelled without any conversion thereof;

c)	the issuance and sale of 7,000,000 shares of New Mondee Common Stock immediately prior to the Business Combination for an aggregate cash purchase price of $70 million, or $10.00 per share. Of the 7 million shares of New Mondee Common Stock to be issued pursuant to the Subscription Agreements, the Sponsor, affiliates and/or assignees have agreed to purchase approximately 7.1% of New Mondee Common Stock on the same terms and conditions of the PIPE Investors at a price of $10.00 per share. The Subscription Agreements contain customary representations, warranties, covenants and agreements of ITHAX, and the PIPE Investors and are subject to customary closing conditions and termination rights;

d)	each issued and outstanding share of common stock of Second Merger Sub was converted into and became one validly issued, fully paid and nonassessable share of common stock of the surviving corporation;

e)	603,750 Class B ordinary Shares held by the Sponsor were forfeited in connection with the Business Combination in accordance with terms of the Business Combination Agreement.

The following summarizes consideration to Mondee at the closing of the Business Combination:

Shares transferred at Closing	60,800,000
Value per share	$10
Total Share Consideration(1)	$608,000,000

(1)	Excludes 9,000,000 Earn-Out Shares that may be issued pursuant to the Earn-Out Agreement, subject to the conditions set forth therein and an aggregate of 331,600 of shares of New Mondee Common Stock issuable upon the Closing to certain executive officers of Mondee. See “Beneficial Ownership of Securities” for more information.

Note 2 — Basis of presentation

The unaudited pro forma condensed combined financial information has been adjusted to include transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the ITHAX and Mondee historical financial statements. The Company has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America, or GAAP. Under this method of accounting, ITHAX is treated as the “acquired” company for accounting purposes. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Mondee. Mondee is deemed the accounting predecessor and New Mondee is the successor SEC registrant, which means that Mondee’s financial statements for previous periods is disclosed in New Mondee’s future periodic reports filed with the SEC. The consolidated assets, liabilities and results of operations of Mondee is now the historical financial statements of New Mondee, and ITHAX’s assets, liabilities and results of operations is consolidated with Mondee beginning on the acquisition date. Mondee has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Mondee’s pre-combination stockholders have the majority of the voting power in the post- Business Combination company;

•	Mondee’s stockholders have the ability to appoint a majority of the New Mondee Board;

•	Mondee’s management team is considered the management team of the post-Business Combination company;

•	Mondee’s prior operations is comprised of the ongoing operations of the post-Business Combination company;

•	Mondee is the larger entity based on historical revenues and business operations; and

•	The post-Business Combination company has assumed Mondee’s operating name.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022, assumes that the Business Combination occurred on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and three months ended March 31, 2022 presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis of Mondee being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	ITHAX’s unaudited condensed consolidated balance sheet as of March 31, 2022 and the related notes for the three months ended March 31, 2022, included in the Proxy Statement/Prospectus; and

•	Mondee’s unaudited condensed consolidated balance sheet as of March 31, 2022 and the related notes for the three months ended March 31, 2022, included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Mondee. They should be read in conjunction with the audited financial statements and notes thereto of each of ITHAX and Mondee included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. Management believes this unaudited pro forma condensed combined financial information to not be meaningful given the combined company has incurred significant losses during the historical periods presented.

The following table summarizes the pro forma common stock shares outstanding at Closing on a combined basis:

	Pro Forma Combined
	Number of Outstanding Shares	Percentage of Outstanding Shares
Mondee Stockholder(1)	60,800,000	80.7%
Initial Shareholders(2)	6,502,500	8.6%
Cantor	210,000	0.3%
Former ITHAX Class A Public Shareholders	838,468	1.1%
PIPE Investors	7,000,000	9.3%

(1)	Excludes the 9,000,000 shares of New Mondee Common Stock that New Mondee may issue to the Members pursuant to the Earn-Out Agreement and an aggregate of 331,600 of shares of New Mondee Common Stock issuable upon the Closing to certain executive officers of Mondee. See “Beneficial Ownership of Securities” and “Mondee’s Executive and Director Compensation — Employment Agreements with our Named Executive Officers” for more information. The aggregate number of shares to the Mondee Stockholder includes up to 2,218,100 shares of New Mondee common stock that may be transferred to Mondee, Inc (a subsidiary of the Company) by Prasad Gundumogula in full or partial satisfaction of the Mondee Group Note, as amended. See “Unaudited Pro Forma Condensed Combined Financial Information” and the notes thereto included elsewhere in this Report and “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”

(2)	Excludes the shares purchased by the Sponsor in the PIPE Financing.

Upon consummation of the Business Combination, certain holders of New Mondee capital stock, immediately prior to consummation of the Business Combination will have the contingent right to receive Earn-Out Shares. The aggregate number of Earn-Out Shares is 9,000,000 shares of New Mondee Common Stock. The Earn-Out Shares will be issued following the Business Combination, as further described below.

The Earn-Out Shares are issuable following the consummation of the Business Combination as follows: (a) one-third (1/3) shares of New Mondee Common Stock if the closing share price of a share of New Mondee Common Stock is equal to or exceeds $12.50 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fourth anniversary of the closing, (b) one-third (1/3) shares of New Mondee Common Stock if the closing share price of a share of New Mondee Common Stock is equal to or exceeds $15.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fourth anniversary of the closing and (c) one-third (1/3) shares of New Mondee Common Stock if the closing share price of a share of New Mondee Common Stock is equal to or exceeds $18.00 for 20 trading days in any 30 consecutive trading day period at any time during the period beginning on the first anniversary of the closing and ending on the fourth anniversary of the closing.

The issuance of such Earn-Out Shares would dilute the value of all shares of New Mondee Common Stock outstanding at that time. Assuming the current capitalization structure, the approximately 3,000,000 Earn-Out Shares that would be issued upon meeting the $12.50 Earn-Out threshold, would represent approximately 3% of total shares outstanding at Closing. Assuming the current capitalization structure, the total shares of an additional approximately 3,000,000 Earn-Out Shares that would be issued upon meeting the $15.00 Earn-Out threshold, would represent approximately 3% of total shares outstanding at Closing. Assuming the current capitalization structure, the total shares of approximately 3,000,000 Earn-Out Shares that would be issued upon meeting the $18.00 Earn-Out threshold, would represent an additional approximately 3% (approximately 9% if all thresholds are met) of total shares outstanding at Closing.

The Company has concluded that the Earn-Out Shares issuable to holders of New Mondee capital stock are accounted for as liability instruments under ASC 815-40. As terms are subject to change, the unaudited pro forma condensed combined financial information does not give effect to the impacts from such Earn-Out Shares issuable.

Note 3 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

3(a)	Represents transaction accounting adjustments to cash and cash equivalents balance of the Company:

Transaction Accounting Adjustments
ITHAX cash held in Trust Account(1)	$241,608
PIPE Financing(2)	70,000
Payment of transaction costs(3)	(18,912)
Payment of deferred underwriting fees(4)	(9,083)
Redemption of ITHAX Public Shareholders(5)	(233,586)
Total transaction accounting adjustments	$50,027

(1)	Represents the reclassification of cash held in the Trust Account to cash and cash equivalents that became available following the Business Combination, and prior to redemptions.

(2)	Represents the issuance, in a private placement consummated concurrently with the closing of the Business Combination, to PIPE investors of 7,000,000 shares of ITHAX Class A Common Stock at $10 per share, for an aggregate purchase price of $70.0 million.

(3)	Represents payment of other transaction costs of $11.3 million incurred by Mondee for legal, financial advisory and other professional fees incurred in consummating the Business Combination. The unaudited pro forma condensed combined balance sheet reflects Mondee costs as a reduction of cash with a corresponding decrease in additional paid-in capital of $11.5 million. Additionally, this includes transaction costs incurred by ITHAX in the amount of $7.6 million. The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital and an increase in accumulated deficit.

(4)	Represents payment of deferred underwriting fees incurred as part of ITHAX’s IPO committed to be paid upon the consummation of the Business Combination with a corresponding increase in accumulated deficit.

(5)	Represents the redemption of 23,311,532 shares of ITHAX from ITHAX public shareholders who elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $233,586.

3(b)	Represents the reclassification of $241.6 million of ITHAX public shares from mezzanine equity to permanent equity, prior to redemptions. The unaudited pro forma condensed balance sheet reflects the reclassification with a corresponding increase of $241.6 million to additional paid in-capital and an increase of $0.02 million to ITHAX Class A Common Stock.

3(c)	The following table represents the impact of the Business Combination on ITHAX Class A Common Stock:

Transaction Accounting Adjustments
Conversion and recapitalization of ITHAX Stock(1)	$(31)
ITHAX’s Domestication(2)	6
Reclassification of ITHAX’s redeemed shares to ITHAX Class A common stock3(b)	24
Total transaction accounting adjustments	$(1)

(1)	The adjustment reflects recapitalization of ITHAX’s shares (exchange of New Mondee shares for ITHAX shares).

(2)	The adjustment reclassifies par value of ITHAX’s Class B Ordinary Shares to Class A Ordinary Shares as a result of ITHAX’s domestication

3(d)	The following table represents the impact of the Business Combination on New Mondee Common Stock:

Transaction Accounting Adjustments
PIPE Offering3(a)(2)	$7
Conversion and Recapitalization of ITHAX & Mondee Stock(1)	68
Redemption of ITHAX Public ShareholdeI(e)(5)	(23)
Total transaction accounting adjustments	$52

(1)	The adjustment reflects recapitalization of Mondee and ITHAX shares (exchange of New Mondee shares for ITHAX and Mondee shares).

3(e)	The following table represents the impact of the Business Combination on additional paid -in capital:

	Transaction Accounting Adjustments
Payment of Mondee and ITHAX transaction costs3(a)(3)	$(16,919	)(4)
Reclassification of ITHAX’s redeemable shares to ITHAX Class A Common Stock3(b)	241,584
PIPE Financing3(a)(2)	69,993
Elimination of historical ITHAX accumulated deficit(1)	(15,029)
Reclassification of ITHAX Public Warrants(2)	3,864
Conversion and Recapitalization of ITHAX & Mondee Stock3(c)(1)	(37)
Incentive Units Vesting Upon IPO(3)	1,025
Redemption of ITHAX Public Shareholders(5)	(231,016)
Total transaction accounting adjustments	$53,465

(1)	Reflects the reclassification of ITHAX’s historical accumulated deficit to additional paid-in-capital in connection with the consummation of the Business Combination.

(2)	Reflects the reclassification of $3.9 million of warrant liabilities associated with ITHAX’s public warrants to additional paid-in capital. Upon the consummation of the Business Combination, New Mondee has a single class equity structure, and the public warrants qualify as equity instruments under ASC 815, Derivatives and Hedging.

(3)	Reflects the calculated valuation of the Incentive stock units under the Black Scholes Model to additional paid-in-capital in connection with the consummation of the Business Combination.

(4)	The $16.9 million in transaction costs is comprised of $11.5 million and $5.4 million related to Mondee and ITHAX, respectively. Within the $13.5 million we have included an adjustment of $2.3 million associated with Mondee’s deferred offering costs. Additionally, the total transaction costs that impacts APIC (Additional paid-in-capital) excludes $2.3 million related to ITHAX transaction costs which were not subject to capitalization and were expensed once incurred.

(5)	Represents the redemption of 23,311,532 shares of ITHAX from ITHAX public shareholders who elected to have their shares redeemed in connection with the Business Combination. The aggregate redemption price was $233,586, of which $23 was recorded to New Mondee Common Stock and $231,016 was recorded to additional paid-in capital. The $231,586 net effect on additional paid-in capital includes both the $233,586 from the redemption of shares and the offsetting $2,547 of transaction costs allocated to the warrant liability.

3(f)	Reflects the reclassification of ITHAX’s historical accumulated deficit to additional paid-in-capital in connection with the consummation of the Business Combination, offset by the incentive stock units adjusted to reflect the New Mondee Profit sharing units vested in connection with the consummation of the Business Combination and offset by $0.1 million of transaction cost pertaining to public warrants allocation.

3(g)	Reflects the transaction cost incurred as of March 31, 2022 recorded within accrued expenses, other current liabilities, deferred legal fee, and deferred printer fee.

3(h)	Represents the settlement of the related party loan receivable by delivery of New Mondee Common Stock, as applicable on consummation of the Business Combination. On the unaudited pro forma condensed balance sheets, such adjustment reflects repayment of the loan receivable in accordance with the terms of the agreement, as the same may be amended. See “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”

3(i)	Reflects the transaction cost incurred as of March 31, 2022 recorded within other current assets.

3(j)	Reflects 2,218,100 shares of New Mondee Common Stock assumed at a fair value of $10 delivered to the Company as repayment upon the settlement of the related party loan receivable on consummation of the Business Combination. On the unaudited pro forma condensed balance sheets, such adjustment reflects repayment of the loan receivable in accordance with the terms of the agreement, as the same may be amended. See “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2021 and three months ended March 31, 2022

3(k)	Represents New Mondee Profit sharing units vested in connection with the consummation of the Business Combination. This is a non-recurring item.

3(l)	The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-business combination shares of Common Stock outstanding at the closing of the Business Combination and the PIPE Financing assuming they each occurred on January 1, 2021, as fully described in Note 4. For the issuance of additional shares in connection with the Business Combination, the calculations assume the shares were outstanding at the beginning of the periods presented. When assuming redemptions, the calculations are adjusted to eliminate such shares for the entire periods.

The Company excluded warrants underlying public units of 12,075,000 and warrants underlying private units of 337,500 from the computation of diluted net loss per share attributable to common shareholders for all redemption scenarios because these warrants represent contingently issuable shares. Contingently issuable shares should be included in EPS only when there is no circumstance under which those shares would not be issued. If the transaction does not go through, these shares will not be issued. These warrants are not shares that will or must be issued to consummate the transaction.

Further, the per share pro forma net loss excludes the impact of outstanding and unexercised public and Private Placement Warrants as the inclusion of these would have been anti-dilutive.

3(m)	Represents the portion of capitalized transaction costs, incurred by ITHAX for the Business Combination, allocated to the derivative warrant liabilities at $209 thousand, which are expensed in the unaudited condensed combined pro forma statement of operations and reduce retained earnings. This is a non-recurring item.

3(n)

The $607 thousand is comprised of the elimination of the interest income earned on the related party loan receivable of $507 thousand and the elimination of the interest income earned on the money market fund of $100 thousand that is not expected to continue after the business combination.

On the unaudited pro forma condensed statement of operations, the related party loan reflects repayment of the loan receivable in accordance with the terms of the agreement, as the same may be amended. See “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note.”

3(o)	Represents the portion of capitalized transaction costs, incurred by ITHAX for the Business Combination, allocated to the derivative warrant liabilities at $2.4 million, which are expensed in the unaudited condensed combined pro forma statement of operations and reduce retained earnings. This is a non-recurring item.

4. Net loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented (amounts in thousands, except share and per share data).

The 9 million Earnout Shares, issuable in three equal tranches to the certain Equity holders have been excluded from basic and diluted pro forma net loss per share as such shares are contingently issuable until the Earnout Triggering Events have occurred.

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
	Pro Forma Combined	Pro Forma Combined
Unaudited Pro Forma Net Loss	$(7,919)	$(39,698)
Basic weighted average shares outstanding	73,132,868	73,145,568
Net loss per share- Basic and Diluted	$(0.11)	$(0.54)
Basic weighted average shares outstanding
Mondee Stockholder	60,800,000	60,800,000
Initial Shareholders	6,502,500	6,502,500
Cantor	210,000	210,000
Former ITHAX Class A Public Shareholders	838,468	838,468
PIPE Investors	7,000,000	7,000,000
Treasury Stock	(2,218,100)	(2,205,400)
Total	73,132,868	73,145,568